                                                                    EXHIBIT 99.1

WHITEHALL LETTERHEAD
   Whitehall Jewellers, Inc.

                                                                    NEWS RELEASE
================================================================================
                                              For:     Whitehall Jewellers, Inc.
                                              Contact: John R. Desjardins
FOR IMMEDIATE RELEASE                                  Executive Vice President
---------------------                                  312-762-9751

             WHITEHALL JEWELLERS, INC. REPORTS FIRST QUARTER RESULTS

                           ---------------------------

         Chicago, Illinois, June 1, 2005 -- Whitehall Jewellers, Inc. (NYSE:
JWL) today reported financial results for the first quarter ended April 30, 2005.

         Net sales for the quarter ended April 30, 2005 decreased 2.8% to $71.0 million compared to $73.0 million in the first quarter last year. Comparable store sales decreased 3.8% in the first quarter compared to an increase of 3.3% last year. For the quarter ended April 30, 2005, Whitehall posted a net loss of $4.9 million or $0.35 per share compared to net loss of $3.7 million or $0.27 per share for the same period a year ago. Professional fees and other charges in the first quarter of fiscal 2005 were $1.2 million compared to $2.7 million for the first quarter last year.

         Lucinda Baier, Chief Executive Officer, commented, "While we were not pleased with first quarter results, beginning in March we began to see the positive impact of initiatives put in place earlier this year. In addition, sales during the Mothers Day period were comp store positive." Ms. Baier continued, "During the first quarter, our gross profit rate was lower than a year ago primarily due to the deleveraging impact of lower sales. However, subsequent to February our sales performance and merchandise margins improved compared to both February and the fourth quarter of last year. Our action plans are designed to continue that direction as we focus on preparing for the fall and Christmas seasons".

         Today at 9:00 AM EDT, the Company will host a conference call to review results for the quarter ended April 30, 2005. To participate in the call, please dial 800-599-9816, participant passcode 22765004. This call will also be broadcast live on the Internet at: http://www.whitehalljewellers.com



155 NORTH WACKER DRIVE                                        MAIN: 312-782-6800
CHICAGO, ILLINOIS 60606                                       FAX:  312-469-5592
                           INVESTORRELATIONS@WHJI.COM

         Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 386 stores in 38 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.

SAFE HARBOR STATEMENT

This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "opinion" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this release with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. The Company undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this release: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) reduced levels of mall traffic caused by economic or other factors;
(3) increased competition from specialty jewelry retail stores, the Internet and mass merchant discount stores which may adversely impact our sales and gross margin; (4) our ability to execute our business strategy and the related effects on comparable store sales and other results; (5) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (6) the high degree of fourth quarter seasonality of our business and the impact on the Company's sales, profitability and liquidity; (7) the extent and success of our merchandising, marketing and/or promotional programs; (8) personnel costs and the extent to which we are able to retain and attract key personnel; (9) the effects of competition; (10) the availability and cost of consumer credit; (11) relationships with suppliers including the timely delivery to the Company of appropriate merchandise on payment terms consistent with past practice; (12) our ability to maintain adequate information systems capacity and infrastructure; (13) our continued ability to secure sufficient financing on acceptable terms, including, if an event of default were to occur pursuant to the Company's revolving loan facility, that the Company may be required to negotiate relief with its lenders or seek new financing with respect to which there may be no assurance that new financing agreements would be available on acceptable terms or at all; (14) our leverage, liquidity, and cost of funds and changes in interest rates that may increase such costs; (15) our ability to maintain adequate loss prevention measures; (16) fluctuations in raw material prices, including diamond, gem and gold prices; (17) the impact of current or future price reductions on margins and resultant valuation allowances taken on certain merchandise inventory identified from time to time as items which would not be part of the Company's future merchandise presentation as well as alternative methods of disposition of this merchandise inventory and resultant valuations taken; (18) developments relating to settlement of the consolidated Capital Factors actions, the non-prosecution agreement entered into with the United States Attorney's Office, the SEC investigation, and shareholder and other civil litigation, including the impact of such developments on our results of operations and financial condition and relationship with our lenders or with our vendors; (19) regulation affecting the industry generally, including regulation of marketing practices; and (20) the risk factors identified from time to time in our filings with the SEC.

                                       ###

155 NORTH WACKER DRIVE                                        MAIN: 312-782-6800
CHICAGO, ILLINOIS 60606                                       FAX:  312-469-5592
                           INVESTORRELATIONS@WHJI.COM

                            Whitehall Jewellers, Inc.
                            Statements of Operations
               For the three months ended April 30, 2005 and 2004
                                   (unaudited)
                      (in thousands, except per share data)


                                                       Three months ended
                                                April 30, 2005    April 30, 2004
                                                --------------    --------------
Net sales                                         $ 70,998          $ 73,028

Cost of sales (including buying and occupancy
expenses)                                           48,442            48,752
                                                  --------          --------
   Gross profit                                     22,556            24,276

Selling, general and administrative expenses        27,690            27,036
Professional fees and other charges                  1,222             2,653
                                                  --------          --------
   Loss from operations                             (6,356)           (5,413)


Interest expense                                     1,298               905
                                                  --------          --------
   Loss before income taxes                         (7,654)           (6,318)

Income tax benefit                                  (2,705)           (2,622)
                                                  --------          --------

   Net loss                                       $ (4,949)         $ (3,696)
                                                  ========          ========

Basic earnings per share:

   Net loss                                       $  (0.35)         $  (0.27)
                                                  ========          ========
   Weighted average common share and common
   share equivalents                                13,958            13,930
                                                  ========          ========

Diluted earnings per share:

   Net loss
                                                  $  (0.35)         $  (0.27)
                                                  ========          ========
   Weighted average common share and common
   share equivalents                                13,958            13,930
                                                  ========          ========

155 NORTH WACKER DRIVE                                        MAIN: 312-782-6800
CHICAGO, ILLINOIS 60606                                       FAX:  312-469-5592
                           INVESTORRELATIONS@WHJI.COM

                            Whitehall Jewellers, Inc.
                                 Balance Sheets
                            (unaudited, in thousands)


                                                        April 30, 2005   January 31, 2005   April 30, 2004
                                                        --------------   ----------------   --------------
               ASSETS
Current Assets:
      Cash                                              $   1,444           $   2,206           $   1,432
      Accounts receivable, net                              3,034               2,688               1,078
      Merchandise inventories                             195,150             183,676             197,990
      Other current assets                                    957                 383                 837
      Current income tax benefit                            3,714               3,959               4,591
      Deferred income taxes, net                            2,758               2,255               5,791
      Deferred financing costs                                948                 360                 278
                                                        ---------           ---------           ---------
           Total current assets                           208,005             195,527             211,997
Property and equipment, net                                52,698              54,200              60,032
Goodwill, net                                               5,662               5,662               5,662
Deferred income taxes, net                                  3,402                 902                 ---
Deferred financing costs                                      237                 539                 690
                                                        ---------           ---------           ---------
           Total assets                                 $ 270,004           $ 256,830           $ 278,381
                                                        =========           =========           =========

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

      Revolver loans                                    $  84,333           $  73,793           $ 104,849
      Current portion of long-term debt                       ---                 ---                 640
      Accounts payable                                     64,380              60,076              32,289
      Customer deposits                                     3,336               3,042               3,587
      Accrued payroll                                       4,651               3,829               4,542
      Other accrued expenses                               16,581              14,587              23,471
                                                        ---------           ---------           ---------
           Total current liabilities                      173,281             155,327             169,378


      Deferred income taxes, net                              ---                 ---               3,352
      Other long-term liabilities                           4,932               4,880               3,534
                                                        ---------           ---------           ---------
           Total liabilities                              178,213             160,207             176,264

Commitments and contingencies                                 ---                 ---                 ---

Stockholders' equity:
      Common stock                                             18                  18                  18
      Class B common stock                                    ---                 ---                 ---
      Additional paid-in capital                          106,161             106,123             106,122
      Retained earnings                                    24,479              29,428              35,615

      Treasury stock, at cost
      (4,099,775; 4,108,703 and 4,119,010 shares,
      respectively)                                       (38,867)            (38,946)            (39,638)
                                                        ---------           ---------           ---------
           Total stockholders' equity                      91,791              96,623             102,117
                                                        ---------           ---------           ---------
           Total liabilities and stockholders'
           equity                                       $ 270,004           $ 256,830           $ 278,381
                                                        =========           =========           =========


                                      # # #

155 NORTH WACKER DRIVE                                        MAIN: 312-782-6800
CHICAGO, ILLINOIS 60606                                       FAX:  312-469-5592
                           INVESTORRELATIONS@WHJI.COM